UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

AMERICAN MEDIA OPERATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On September 12, 2008, American Media Operations, Inc. issued a press release announcing an amendment to its cash tender offers and related consent solicitations for its outstanding senior subordinated notes, as well as an amendment to the terms of the notes proposed to be issued in connection with the tender offers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated September 12, 2008 of American Media Operations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: September 16, 2008	By:	/s/ Dean D. Durbin
	Name:	Dean D. Durbin
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 12, 2008 of American Media Operations, Inc.

Exhibit 99.1

For Immediate Release

American Media Operations, Inc. Announces Amendment of its Cash Tender Offers and Related Consent Solicitations for Outstanding Senior Subordinated Notes

NEW YORK, NY, September 12, 2008 --- American Media, Inc. (“AMI”) announced today that its subsidiary American Media Operations, Inc. (“AMOI”) has amended its previously announced cash tender offers (the “Tender Offers”) and consent solicitations (the “Consent Solicitations”) in respect of an aggregate of approximately $570 million of its outstanding senior subordinated notes (the “Existing Notes”), consisting of (1) $400,000,000 aggregate principal amount of 10¼% Series B Senior Subordinated Notes due 2009 (CUSIP No. 02744RAH0) and $14,544,000 aggregate principal amount of 10¼% Series B Senior Subordinated Notes due 2009 (CUSIP No. 02744RAM9) (collectively, the “2009 Notes”) and (2) $150,000,000 aggregate principal amount of 8?% Senior Subordinated Notes due 2011 (CUSIP No. 02744RAK3) and $5,454,000 aggregate principal amount of 8?% Senior Subordinated Notes due 2011 (CUSIP No. 02744RAP2) (collectively, the “2011 Notes”).

Concurrently with the Tender Offers and Consent Solicitations, AMOI is offering to eligible holders of Existing Notes (the “Concurrent Offerings”) (i) 250,000 mandatorily convertible units (“Units”) comprised of, in the aggregate (a) $250,000,000 aggregate principal amount of 12% senior notes due 2013 (the “Convertible Senior Notes”) and (b) $15,910,000 aggregate principal amount at maturity ($159.10 in gross proceeds) of special senior subordinated discount notes due 2013 (the “Convertible Special Notes”) and (ii) up to $340,364,800 aggregate principal amount at maturity (up to $320,000,000 in gross proceeds) of 10¼% mandatorily convertible senior subordinated discount notes due 2013 (the “Convertible Senior Subordinated Discount Notes” and, together with the Convertible Senior Notes and the Convertible Special Notes, the “Convertible Notes” and, the Convertible Notes together with the Units, the “Convertible Securities”). Together with the Convertible Securities, AMI is offering up to 320,000 warrants (together with the Convertible Securities, collectively, the “Offered Securities”) to purchase a like number of shares of AMI’s Class A common stock, par value $0.01 per share, representing in aggregate up to 20% of AMI’s currently outstanding shares of common stock.  For each $1,000 in accreted value of Convertible Senior Subordinated Discount Notes purchased in the Concurrent Offerings, AMI will issue one warrant to the purchaser thereof.  Under the terms of the Convertible Securities, on the date that in excess of 90% ($373,089,600) of the 2009 Notes and in excess of 50% ($77,727,000) of the 2011 Notes are prepaid, redeemed or acquired by AMOI, each Unit then outstanding will automatically convert into $1,063.64 principal amount at maturity of AMOI’s new 11.5% senior subordinated discount notes due 2013 (the “Permanent Notes”) and each $1.00 principal amount at maturity of Convertible Senior Subordinated Discount Notes then outstanding will automatically convert into $1.00 principal amount at maturity of Permanent Notes.  In order to participate in the Tender Offers, an eligible holder must agree to purchase Offered Securities in the Concurrent Offerings for a purchase price equal to the principal amount of Existing Notes to be validly tendered and not withdrawn by such eligible holder pursuant to the Tender Offers (the “Specified Amount”).

AMOI has amended the terms of the Tender Offers and Consent Solicitations to provide that AMOI is permitted to waive, as to a particular Tender Offer or Consent Solicitation, the “Supplemental Indenture Condition,” as defined in the Offer to Purchase and Consent Solicitation Statement and in the Consent Solicitation Statement.  As a result, AMOI has the right to waive any condition to any Tender Offer and/or Consent Solicitation.  In the event AMOI waives the Supplemental Indenture Condition and consummates the Tender Offers, the proposed amendments will not become effective, however, AMOI will pay the total consideration, as described in the Offer to Purchase and Consent Solicitation Statement, and the consent payment, as described in the Consent Solicitation Statement, to holders who validly delivered and did not withdraw their consents on or prior to the Expiration Time (defined below) with respect to such series of Existing Notes that are accepted for payment in the applicable Tender Offer.

In addition, AMOI has amended the terms of the Convertible Notes to allow up to $18.0 million of debt represented by additional notes issued pursuant to Section 4.03(e) of the indentures governing the Existing Notes to be permitted to be incurred under the covenant “Limitation on indebtedness.”  Except as described in this press release, the other terms of the Tender Offers and Consent Solicitations and the Convertible Securities and the Permanent Securities remain unchanged.

The Tender Offers and Consent Solicitations are being made pursuant to the Offer to Purchase and Consent Solicitation Statement, as amended hereby, and the related Letter of Transmittal and Consent, and the Consent Solicitation Statement, as amended hereby, and the related Letter of Consent, each dated August 26, 2008, which more fully set forth the terms of the Tender Offers and the Consent Solicitations.  The Tender Offers and Consent Solicitations are scheduled to expire at 11:59 p.m., New York City time, on September 25, 2008 (the “Expiration Time”), unless extended or earlier terminated by AMOI.  Eligible holders who wish to receive the total consideration must validly tender and not validly withdraw their Existing Notes on or prior to the Expiration Time. All other holders who wish to receive the consent payment must validly consent and not validly revoke their consents on or prior to the Expiration Time. The Tender Offers and Consent Solicitations are being made to holders of record of Existing Notes as of 5:00 p.m. on August 26, 2008.

J.P. Morgan Securities Inc. is acting as the Dealer Manager for the Tender Offers and Solicitation Agent for the Consent Solicitations and can be contacted at (212) 357-0775 (collect).  MacKenzie Partners, Inc. is acting as the Information Agent for the Tender Offers and Consent Solicitations as well as Tabulation Agent for the Consent Solicitations.  Requests for documentation relating to the Tender Offers and Consent Solicitations may be directed to the Information Agent at (800) 322-2885 (toll free) and (212) 929-5500 (collect).

The Offered Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Existing Notes. The offers to buy the Existing Notes are only being made pursuant to the tender offer documents.  The Tender Offers and the Consent Solicitations are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers and the Consent Solicitations to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of AMOI by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

In addition, this press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Offered Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About American Media, Inc.

American Media, Inc. is the leading publisher of celebrity journalism and health and fitness magazines in the U.S.  These include Star, Shape, Men’s Fitness, Fit Pregnancy, Natural Health, and The National Enquirer.  In addition to print properties, AMI owns Distribution Services, Inc., the country's #1 in-store magazine merchandising company.

This press release contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that AMI or AMOI expect or anticipate will or may occur in the future, including estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events, are generally forward-looking statements.

AMI’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to AMI’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond AMI’s control. Among the risks and uncertainties which could cause AMI’s actual results to differ from those contemplated by its forward-looking statements are the risk that AMI may not be able to refinance its debt; AMI may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable AMOI to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; AMOI’s ability to comply with covenant requirements in its agreements with its lenders and in its indentures; AMOI’s ability to implement and maintain an effective system of internal controls over financial reporting; actions of rating agencies; industry and general economic conditions; AMI’s ability to realize its expected benefits from cost savings and revenue enhancement initiatives; and the risks and uncertainties contained in AMOI’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

Contact:

Dean Durbin

Executive Vice President and Chief Financial Officer

American Media, Inc.

(212) 545-4829

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